UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	September 9, 2019

HMS Income Fund, Inc.
(Exact name of registrant as specified in its charter)

Maryland (State or other jurisdiction	814-00939 (Commission	45-3999996 (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

2800 Post Oak Blvd, Suite 5000, Houston, Texas (Address of principal executive offices)		77056-6118 (Zip Code)

Registrant’s telephone number, including area code:	(888) 220-6121

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07.	Submission of Matters to a Vote of Security Holders.

On September 9, 2019, HMS Income Fund, Inc. (the "Company") held its annual meeting of stockholders at which a quorum was present in person or by proxy. At the annual meeting, the Company's stockholders (1) elected the five nominees listed below to serve as directors for a term ending at the 2020 annual meeting of stockholders or until his or her successor has been duly elected and qualifies, or until his or her earlier death, removal or resignation and (2) ratified the selection of Grant Thornton LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2019.

The voting results for each of the five persons nominated to serve as directors are as follows:

	For	Authority Withheld or Abstained from Voting
Sherri W. Schugart	23,969,879	876,000
Nicholas T. Meserve	23,902,904	942,975
Peter Shaper	23,940,660	905,219
John O. Niemann, Jr.	23,936,321	909,558
Gregory R. Geib	23,948,451	897,428

In addition to the voting described above, there were 15,316,252 broker non-votes cast with respect to the election of each of the five persons nominated to serve as directors. Broker non-votes are counted as present and entitled to vote for purposes of determining a quorum. However, with respect to the election of directors, a "non-routine" proposal, broker non-votes were not counted as votes cast and had no effect on the result of the vote. A broker non-vote occurs when a broker holding shares of the Company’s common stock for a beneficial owner is present at the meeting, in person or by proxy, and entitled to vote, but does not vote on a particular proposal because the broker does not have discretionary voting power with respect to that item and has not received voting instructions from the beneficial owner. A broker non-vote is not an indication of how the beneficial owner would have voted; it simply means that the beneficial owner did not instruct the broker as to how to vote his or her shares.

With respect to the proposal to ratify the selection of Grant Thornton LLP, stockholders holding 39,178,542 shares voted in favor of the proposal, stockholders holding 242,632 shares voted against the proposal, and stockholders holding 740,957 shares abstained from voting on this proposal. No broker non-votes were cast with respect to this proposal because the brokers had discretionary voting power with respect to this proposal.

Item 8.01.	Other Events.

Fourth Quarter 2019 Distributions

With the authorization of its board of directors, the Company recently declared distributions for the period from October 1, 2019 to December 31, 2019 with respect to shares of its common stock, par value $0.001 per share (the "Common Stock"). These distributions will be calculated based on stockholders of record each day from October 1, 2019 through December 31, 2019 in an amount equal to $0.00191781 per share of Common Stock per day. Distributions will be paid on the first business day following the completion of the month to which they relate and will be paid in cash or reinvested in Common Stock for those participating in the Company’s distribution reinvestment plan.

Statements in this Current Report on Form 8-K, including intentions, beliefs, expectations or projections relating to items such as the timing of payment of distributions are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements are based on current expectations and assumptions with respect to, among other things, future economic, competitive and market conditions and future business decisions that may prove incorrect or inaccurate. Important factors that could cause actual results to differ materially from those in the forward-looking statements include the risks described in the "Risk Factors" section of the Company’s Annual Report on Form 10-K for the year ended December 31, 2018 and quarterly reports filed on Form 10-Q filed with the Securities and Exchange Commission. All forward-looking statements contained in this Current Report on Form 8-K are made only as of the date of this Current Report on Form 8-K and the Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. Readers are cautioned not to place undue reliance on any of these forward-looking statements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HMS Income Fund, Inc.

September 10, 2019	By:	/s/ Jeffrey S. Folkerts
Name: Jeffrey S. Folkerts
Title: Chief Accounting Officer and Treasurer